EXHIBIT 31.2
CERTIFICATION
I, Theodore Abajian, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CKE Restaurants, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer
Date: May 25, 2010